Filed Pursuant to Rule 424(b)(2)
                                                     Registration No. 333-132747
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                          Subject to completion: PROSPECTUS SUPPLEMENT
                          (To Prospectus dated March 27, 2006)
                          Preliminary Prospectus Supplement dated April 24, 2006

ENHANCED APPRECIATION SECURITIES

UBS AG $__ NOTES LINKED TO THE NIKKEI(R) 225 INDEX DUE ON OR ABOUT NOVEMBER 30, 2007

Issuer (Booking Branch):    UBS AG (Jersey Branch)

Maturity Date:              We currently expect that the Notes will mature on or
                            about November 30, 2007.

Term:                       18 Months

Coupon: We will not pay you interest during the term of the Notes.

Underlying Index:           The return on the Notes is linked to the performance
                            of the Nikkei(R) 225 Index (the "Index").

Payment at                  You will receive a cash payment at maturity that is
Maturity:                   based on the Index Return. If the Index Return is
                            positive, the Index Return will be tripled, subject to a maximum gain on the Notes of between 34.5% to 38.5%, to be determined on or about May 24, 2006
                            (the "trade date"). Therefore, the maximum payment at maturity for each $10 principal amount of the Notes will be $__. The Notes are fully exposed to any decline in the level of the Index and a negative
                            Index Return will reduce your cash payment at maturity.

                            For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-3 and "Specific Terms of the Notes--Payment at Maturity" on page S-17.

                            YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX LEVEL DECLINES.

Index Return:               Index ending level - Index starting level
                            -----------------------------------------
                                         Index starting level

Index Starting Level:       __, the closing level of the Index on the trade
                            date.

Index Ending Level:         The closing level of the Index on or about November
                            26, 2007 (the "final valuation date").

No Listing:                 The Notes will not be listed or displayed on any
                            securities exchange, the Nasdaq National Market
                            System or any electronic communications network.

CUSIP Number:               __

SEE "RISK FACTORS" BEGINNING ON PAGE S-6 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Note ...........
Total ..............

UBS INVESTMENT BANK                UBS FINANCIAL SERVICES INC.     [LOGO OF UBS]
Prospectus Supplement dated May __, 2006

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PROSPECTUS SUPPLEMENT SUMMARY

THE FOLLOWING IS A SUMMARY OF TERMS OF THE NOTES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES. THE INFORMATION IN THIS
SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS
AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE ENHANCED APPRECIATION SECURITIES?

The Enhanced Appreciation Securities (the "Notes") are medium-term notes issued by UBS whose return is linked to the performance of the Nikkei (R) 225 Index (the "Index"). You will receive a cash payment at maturity that is based on the Index Return. If the Index Return is positive, the Index Return will be tripled, subject to a maximum gain on the Notes of between 34.5% to 38.5% (to be determined on the trade date). THEREFORE, THE MAXIMUM PAYMENT AT MATURITY FOR EACH $10 PRINCIPAL AMOUNT OF THE NOTES WILL BE $__. THE NOTES ARE FULLY EXPOSED TO ANY DECLINE IN THE LEVEL OF THE INDEX AND A NEGATIVE INDEX RETURN WILL REDUCE YOUR CASH PAYMENT AT MATURITY. We will not pay you interest during the term of the Notes.

YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX LEVEL DECLINES.

For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-3 and "Specific Terms of the Notes--Payment at Maturity" on page S-17.

SELECTED PURCHASE CONSIDERATIONS

> GROWTH POTENTIAL--The Notes provide the potential to enhance equity returns by tripling a positive Index Return up to a maximum gain on the Notes of between 34.5% to 38.5%.

> DIVERSIFICATION--The Notes may provide diversification within the equity portion of your portfolio through exposure to the Index.

> MINIMUM INVESTMENT--Your minimum investment is 100 Notes at a principal amount of $10.00 per Note (a minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

WHAT ARE SOME OF THE RISKS OF THE NOTES?

An investment in the Notes involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" on page S-6.

> YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL--The Notes are fully exposed to any decline in the level of the Index. You may lose some or all of your investment if the Index level declines.

> MAXIMUM POTENTIAL RETURN AT MATURITY--You can only earn the maximum gain on the Notes of __% if you hold your Notes to maturity.

> YOUR APPRECIATION POTENTIAL IS LIMITED--If the Index Return is positive, the Index Return will be tripled, subject to a maximum gain on the Notes of between 34.5% to 38.5%. Therefore, you will not benefit from any positive Index Return in excess of __% (that is, one-third of the maximum gain on the Notes). As a result, the maximum payment at maturity for each $10 principal amount of the Notes will be $__. The return on your investment in the Notes may not perform as well as a direct investment in the Index.

> MARKET RISK--The return on the Notes, if any, is linked to the performance of the Index and will depend on whether, and the extent to which, the Index Return is positive or negative.

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> NO INTEREST OR DIVIDEND PAYMENTS--You will not receive any interest payments on the Notes and you will not receive nor be entitled to receive any dividend payments or other distributions on the securities included in the Index (the "Index Constituent Stocks").

> NO DIRECT EXPOSURE TO FLUCTUATIONS IN FOREIGN EXCHANGE RATES--The value of your Notes will not be adjusted for exchange rate fluctuations between the U.S. dollar and the Japanese yen upon which the Index Constituent Stocks are based. Therefore, if the Japanese yen appreciates or depreciates relative to the U.S. dollar over the term of the Notes, you will not receive any additional payment or incur any reduction in payment at maturity.

> THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE NOTES--The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial loss.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You believe that the Index will appreciate over the term of the Notes and that such appreciation is unlikely to exceed between 34.5% to 38.5%, the maximum gain on the Notes at maturity.

>     You are willing to hold the Notes to maturity.

> You are willing to make an investment that is exposed to the full downside performance risk of the Index.

> You seek an investment with a return linked to the performance of the Index.

>     You do not seek current income from this investment.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

>     You seek current income from your investment.

> You seek an investment that is exposed to the full upside performance of the Index or you are unwilling to make an investment that is exposed to the full downside performance risk of the Index.

> You believe that the Index is not likely to appreciate over the term of the Notes, or you believe that the Index will appreciate over the term of the Notes and that such appreciation will be in an amount greater than between 34.5% to 38.5%, the maximum gain on the Notes at maturity.

>     You seek an investment for which there will be an active secondary market.

>     You are unable or unwilling to hold the Notes to maturity.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

In the opinion of our counsel, Sullivan & Cromwell LLP, your Notes should be treated as a pre-paid derivative contract with respect to the Index. The terms of your Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes are so treated, you should generally recognize capital gain or loss upon the maturity of your Notes (or upon your sale, exchange or other disposition of

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your Notes prior to its maturity) equal to the difference between the amount realized and the amount you paid for your Notes. Such gain or loss generally should be long-term capital gain or loss if you held your Notes for more than one year.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the Notes, see "Supplemental Tax Considerations - Supplemental U.S. Tax Considerations" on page S-24.

WHAT ARE THE STEPS TO CALCULATE PAYMENT AT MATURITY?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Notes.

STEP 1: CALCULATE THE INDEX RETURN.

      The Index Return, which may be positive or negative, is the difference between the closing level of the Index on the final valuation date and on the trade date, expressed as a percentage of the closing level of the Index on the trade date, calculated as follows:

                            Index ending level - Index starting level
            Index Return =  -----------------------------------------
                                       Index starting level

      where the "Index starting level" is __, the closing level of the Index on the trade date, and the "Index ending level" is the closing level of the Index on the final valuation date.

STEP 2: CALCULATE THE ADJUSTED INDEX RETURN ON THE NOTES.

      The Adjusted Index Return is based on the Index Return, which may be positive or negative:

      1) IF THE INDEX RETURN IS POSITIVE:

      Adjusted Index Return = (Index Return x 3), subject to a maximum gain of between 34.5% to 38.5% (to be determined on the trade date)

      2) IF THE INDEX RETURN IS ZERO OR NEGATIVE:

      Adjusted Index Return = Index Return

STEP 3: CALCULATE THE CASH PAYMENT AT MATURITY.

      Payment at maturity = principal amount of the Notes + (principal amount of the Notes x Adjusted Index Return)

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HOW DO THE NOTES PERFORM AT MATURITY?

HYPOTHETICAL EXAMPLES

ASSUMPTIONS:

Index starting level:                 1,000
Principal amount of the Notes:        $10.00
Maximum gain on the Notes:            36% (The actual maximum gain on the Notes
                                      to be determined on the trade date)
Maximum Payment at Maturity:          $13.60

----------
* SINCE THE MAXIMUM GAIN ON THE NOTES IN THE EXAMPLES BELOW IS ASSUMED TO BE 36%, AN ORIGINAL INVESTOR IN THE NOTES WILL NOT PARTICIPATE IN AN INDEX RETURN OF MORE THAN 12% AT MATURITY.

EXAMPLE 1--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 4% ABOVE ITS STARTING LEVEL OF 1,000.

Since the Index Return is 4%, you receive three times the Index Return, up to the 36% maximum gain on the Notes.

Adjusted Index Return = (Index Return x 3) = (4% x 3) = 12%

Your total cash payment at maturity would therefore be $11.20 (a 12% total return on investment) which includes:

>   Principal amount                               $10.00
>   Principal amount x Adjusted Index Return       $ 1.20  ($10.00 x 12%)
                                                   ------
                          TOTAL:                   $11.20
                                                   ======


EXAMPLE 2--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 20% ABOVE ITS STARTING LEVEL OF 1,000.

Since the Index Return is 20%, you receive three times the Index Return, up to the 36% maximum gain on the Notes.

Adjusted Index Return = (Index Return x 3) = (20% x 3) = 60%, up to the 36% maximum gain on the Notes = 36%

Your total cash payment at maturity would therefore be limited to $13.60 (a 36% total return on investment) which includes:

>   Principal amount                               $10.00
>   Principal amount x Adjusted Index Return       $ 3.60  ($10.00 x 36%)
                                                   ------
                          TOTAL:                   $13.60  (this is the maximum
                                                   ======  payment on the Notes)

EXAMPLE 3--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 20% BELOW ITS STARTING LEVEL OF 1,000.

Since the Index Return is -20% on the final valuation date, your investment is fully exposed to the decline of the Index.

Adjusted Index Return = Index Return = -20%

Your total cash payment at maturity would therefore be $8.00 (a 20% loss) which includes:

>   Principal amount                               $10.00
>   Principal amount x Adjusted Index Return       $-2.00  ($10.00 x -20%)
                                                   ------
                         TOTAL:                    $ 8.00
                                                   ======

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HYPOTHETICAL PERFORMANCE OF THE NOTES AT MATURITY

ASSUMPTIONS:

Index:                                Nikkei(R) 225 Index
Index Starting Level:                 1,000
Principal amount of the Notes:        $10.00
Term:                                 18 months
Maximum gain on the Notes:            36% (The actual maximum gain on the
                                      Notes to be determined on the trade date)
Index performance:                    40% to -100% for table
                                      40% to -40% for graph

           -----------------             ----------------------------
           INDEX PERFORMANCE                PERFORMANCE OF THE NOTES
           -----------------             ----------------------------
                                            NOTES
             INDEX RETURN                   PAYMENT            TOTAL
             AT MATURITY*                AT MATURITY*         RETURN*
           -----------------             ----------------------------
                 40%                        $13.60             36.00%
                 30%                        $13.60             36.00%
                 25%                        $13.60             36.00%
                 20%                        $13.60             36.00%
                 16%                        $13.60             36.00%
           -----------------             ----------------------------
              12.00%                        $13.60             36.00%
           -----------------             ----------------------------
                  6%                        $11.80             18.00%
                  3%                        $10.90              9.00%
                  2%                        $10.60              6.00%
                  1%                        $10.30              3.00%
           -----------------             ----------------------------
                  0%                        $10.00              0.00%
           -----------------             ----------------------------
                 -5%                         $9.50             -5.00%
                -10%                         $9.00            -10.00%
                -20%                         $8.00            -20.00%
                -40%                         $6.00            -40.00%
                -80%                         $2.00            -80.00%
           -----------------             ----------------------------
               -100%                         $0.00           -100.00%
           -----------------             ----------------------------

*Values have been rounded for ease of analysis

                               [BAR CHART OMITTED]

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RISK FACTORS

The return on the Notes is linked to the performance of the Index. Investing in the Notes is not equivalent to investing directly in the Index. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

THE NOTES ARE FULLY EXPOSED TO ANY DECLINE IN THE LEVEL OF THE INDEX AND YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL.

The Notes differ from ordinary debt securities in that we will not pay you 100% of your principal amount at maturity if the Index Return is negative. Your cash payment at maturity will be based on the Index Return, which may be positive or negative. A negative Index Return will reduce your cash payment at maturity below your principal. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX LEVEL DECLINES.

See "What are the steps to calculate payment at maturity?" on page S-3.

YOUR MAXIMUM GAIN ON THE NOTES AT MATURITY IS BETWEEN 34.5% TO 38.5%; THE INDEX RETURN IS CAPPED AT __%, WHICH IS ONE-THIRD OF THE MAXIMUM GAIN ON THE NOTES.

Your payment at maturity is based on the Index Return, which if positive will be tripled subject to the maximum gain on the Notes of between 34.5% to 38.5% (to be determined on the trade date). Since the maximum gain on the Notes is between 34.5% to 38.5%, you will not benefit from a positive Index Return in excess of __% (which is equal to one-third of the maximum gain on the Notes).

OWNING THE NOTES IS NOT THE SAME AS OWNING THE INDEX CONSTITUENT STOCKS OR A SECURITY DIRECTLY LINKED TO THE PERFORMANCE OF THE INDEX.

The return on your Notes will not reflect the return you would realize if you actually owned the Index Constituent Stocks or a security directly linked to the performance of the Index and held such investment for a similar period because:

>     the maximum gain on the Notes at maturity is between 34.5% to 38.5%; and

> the level of the Index is calculated in part by reference to the prices of the Index Constituent Stocks without taking into consideration the value of dividends paid on those stocks.

If the Index Return exceeds __%, your return on the Notes at maturity will be less than the return on a direct investment in the Index without taking into account taxes and other costs related to such a direct investment.

Even if the level of the Index increases above the Index starting level during the term of the Notes, the market value of the Notes may not increase by the same amount. It is also possible for the level of the Index to increase while the market value of the Notes declines.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that generally the level of the Index on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

RISK FACTORS
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> the volatility of the Index (i.e., the frequency and magnitude of changes in the level of the Index);

>     the volatility of the Japanese yen/U.S. dollar exchange rate;

>     the composition of the Index and changes in the Index Constituent Stocks;

>     the market price of the Index Constituent Stocks;

> the dividend rate paid on the Index Constituent Stocks (while not paid to holders of the Notes, dividend payments on the Index Constituent Stocks may influence the value of the Index Constituent Stocks and the level of the Index, and therefore affect the market value of the Notes);

> supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market-maker;

>     interest rates in the U.S. and Japanese markets;

>     the time remaining to the maturity of the Notes;

>     the creditworthiness of UBS; and

> economic, financial, political, regulatory or judicial events that affect the level of the Index or the market price of the Index Constituent Stocks or that affect stock markets generally.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time. Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result you may suffer substantial losses.

THE INCLUSION OF COMMISSIONS AND COMPENSATION IN THE ORIGINAL ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Notes in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

CHANGES THAT AFFECT THE INDEX WILL AFFECT THE MARKET VALUE OF THE NOTES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The policies of Nihon Keizai Shimbun, Inc. (the "Index Sponsor"), concerning the calculation of the Index, additions, deletions or substitutions of the Index Constituent Stocks and the manner in which changes affecting the Index Constituent Stocks or the issuers of the Index Constituent Stocks, such as

RISK FACTORS
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stock dividends, reorganizations or mergers, are reflected in the Index, could affect the Index and, therefore, could affect the amount payable on the Notes at maturity, and the market value of the Notes prior to maturity. The amount payable on the Notes and their market value could also be affected if the Index Sponsor changes these policies, for example by changing the manner in which it calculates the Index, or if the Index Sponsor discontinues or suspends calculation or publication of the Index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur, or if the Index ending level is not available because of a market disruption event or for any other reason and no successor index is selected, the calculation agent--which initially will be UBS Securities LLC, an affiliate of UBS--may determine the Index ending level or fair market value of the Notes--and thus the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH THE INDEX SPONSOR AND ARE NOT RESPONSIBLE FOR ITS PUBLIC DISCLOSURE OF INFORMATION.

UBS and its affiliates are not affiliated with the Index Sponsor in any way (except for licensing arrangements discussed below in "The Nikkei(R) 225 Index" on page S-12) and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the Notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-17 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation" on page S-20. The Index Sponsor is not involved in the offer of the Notes in any way and has no obligation to consider your interests as an owner of the Notes in taking any actions that might affect the value of your Notes.

We have derived the information about the Index Sponsor and the Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Index or the Index Sponsor contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the Index and the Index Sponsor.

HISTORICAL PERFORMANCE OF THE INDEX SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE INDEX DURING THE TERM OF THE NOTES.

The trading prices of the Index Constituent Stocks will determine the Index level. As a result, it is impossible to predict whether, or the extent to which, the level of the Index will rise or fall. Trading prices of the Index Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the issuers of the Index Constituent Stocks and the level of the Index. Accordingly, the historical performance of the Index should not be taken as an indication of the future performance of the Index.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN THE INDEX CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON THE INDEX CONSTITUENT STOCKS OR THE INDEX MAY IMPAIR THE MARKET VALUE OF THE NOTES.

As described below under "Use of Proceeds and Hedging" on page S-22, we or one or more affiliates may hedge our obligations under the Notes by purchasing the Index Constituent Stocks, futures or options on the Index Constituent Stocks or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Stocks or the Index, and we may adjust these hedges by, among other things, purchasing or selling the Index Constituent Stocks,

RISK FACTORS
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futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index or the Index Constituent Stocks at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of the Index Constituent Stocks and/or the level of the Index, and, therefore, the market value of the Notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

We or one or more of our affiliates may also engage in trading in the Index Constituent Stocks and other investments relating to the Index Constituent Stocks or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the Index Constituent Stocks and/or the level of the Index and, therefore, the market value of the Notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Index Constituent Stocks or the Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Notes.

THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the Index Constituent Stocks that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Index, could be adverse to the interests of the holders of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Index Constituent Stocks, including making loans or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS AG or another affiliate of UBS AG and the interests of holders of the Notes. Moreover, UBS AG and UBS Securities LLC have published, and in the future expect to publish, research reports with respect to some or all of the issuers of the Index Constituent Stocks. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities by UBS AG, UBS Securities LLC or other affiliates may affect the market price of the Index Constituent Stocks and/or the level of the Index and, therefore, the market value of the Notes.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE NOTES ARE UNCERTAIN.

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Swiss authorities regarding the tax treatment of the Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Notes?" in the summary section on page S-2, "Supplemental Tax Considerations" on page S-24, and the sections "U.S. Tax Considerations" and "Tax Considerations Under The Laws of Switzerland" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

RISK FACTORS
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YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES OR DIVIDEND PAYMENTS ON THE INDEX CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE INDEX CONSTITUENT STOCKS.

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the Index Constituent Stocks. As a holder of the Notes, you will not have voting rights or any other rights that holders of the Index Constituent Stocks may have.

THE CALCULATION AGENT CAN POSTPONE THE DETERMINATION OF THE INDEX ENDING LEVEL OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The determination of the Index ending level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than ten business days. As a result, the maturity date for the Notes could also be postponed, although not by more than ten business days.

If the determination of the Index ending level on the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index ending level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index ending level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" on page S-18.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount, if any, of your payment at maturity on the Notes. We may change the calculation agent after the original issue date without notice. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-21. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Index Constituent Stocks or the Index has occurred or is continuing on the final valuation date. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind our hedge positions. Since this determination by the calculation agent will affect the payment at maturity on the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

THE INDEX RETURN FOR THE NOTES WILL NOT BE ADJUSTED FOR CHANGES IN THE JAPANESE YEN/U.S. DOLLAR EXCHANGE RATE.

Although the Index Constituent Stocks are traded in Japanese yen and the Notes are denominated in U.S. dollars, the amount payable on the Notes will not be adjusted for changes in the Japanese yen/U.S. dollar exchange rate. Changes in exchange rates, however, may reflect changes in the Japanese economy that in turn may affect the Index Return. The amount we pay in respect of the Notes on the maturity date will be based solely upon the Index Return.

RISK FACTORS
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AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH THE JAPANESE SECURITIES MARKETS.

The Index Constituent Stocks have been issued by Japanese companies. An investment in securities linked to the value of Japanese equity securities involves particular risks. The Japanese securities markets may be more volatile than U.S. or other securities markets and market developments may affect Japanese markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize the Japanese securities markets, as well as cross shareholdings in Japanese companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about Japanese companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and Japanese companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in Japan are subject to political, economic, financial and social factors that apply in Japan. These factors, which could negatively affect the Japanese securities markets, include the possibility of recent or future changes in the Japanese government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other Japanese laws or restrictions applicable to Japanese companies or investments in Japanese equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, the Japanese economy may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

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The Nikkei(R) 225 Index

All information in this prospectus supplement regarding the Nikkei(R) 225 Index (the "Nikkei Index"), including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, Nihon Keizai Shimbun, Inc. or any of its affiliates (the "Nikkei Index Sponsor"). The Nikkei Index Sponsor owns the copyright and all other rights to the Nikkei Index. The Nikkei Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Nikkei Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the Nikkei Index is not an indication of future performance. Future performance of the Nikkei Index may differ significantly from historical performance, either positively or negatively.

The Nikkei Index is a stock index calculated, published and disseminated by the Nikkei Index Sponsor that measures the composite price performance of selected Japanese stocks. The Nikkei Index is currently based on 225 underlying stocks trading on the Tokyo Stock Exchange (the "TSE"), and represents a broad cross-section of Japanese industry. All Nikkei Index Constituent Stocks trade on the TSE in Japanese yen. All 225 Nikkei Index Constituent Stocks are stocks listed in the First Section of the TSE. Domestic stocks admitted to the TSE are assigned either to the First Section, Second Section or Mothers Section. Stocks listed in the First Section are among the most actively traded stocks on the TSE. At the end of each business year, the TSE examines each First Section stock to determine whether it continues to meet the criteria for inclusion in the First Section and each Second Section stock to determine whether it may qualify for inclusion in the First Section. Futures and options contracts on the Nikkei Index are traded on the Singapore Exchange Ltd., the Osaka Securities Exchange Co., Ltd. and the Chicago Mercantile Exchange Inc.

The Nikkei Index is a modified, price-weighted index. Each stock's weight in the Nikkei Index is based on its price per share rather than the total market capitalization of the issuer. The Nikkei Index Sponsor calculates the Nikkei Index by multiplying the per-share price of each Index Constituent Stock in the Nikkei Index (each such stock, a "Nikkei Index Constituent Stock") by the corresponding weighting factor for that Nikkei Index Constituent Stock, calculating the sum of all these products and dividing that sum by a divisor. The divisor, initially set in 1949 at 225, was 24.29 as of April 21, 2006 and is subject to periodic adjustments as described below. The weighting factor for each Nikkei Index Constituent Stock is computed by dividing 50 Japanese yen by the par value of that stock, so that the share price of each Nikkei Index Constituent Stock when multiplied by its weighting factor corresponds to a share price based on a uniform par value of 50 Japanese yen. Each weighting factor represents the number of shares of the related Nikkei Index Constituent Stock that are included in one trading unit of the Nikkei Index. The stock prices used in the calculation of the Nikkei Index are those reported by a primary market for the Nikkei Index Constituent Stocks, which is currently the TSE. The level of the Nikkei Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the level of the Nikkei Index in the event of certain changes affecting the Nikkei Index Constituent Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei Index is adjusted in a manner designed to prevent any change or discontinuity in the level of the Nikkei Index. The divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any Nikkei Index Constituent Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable weighting factor and divided by the new divisor, the level of the Nikkei Index immediately after the change, will equal the level of the Nikkei Index immediately prior to the change.

THE NIKKEI(R) 225 INDEX
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Nikkei Index Constituent Stocks may be deleted or added by the Nikkei Index Sponsor. However, to maintain continuity in the Nikkei Index, the policy of the Nikkei Index Sponsor is generally not to alter the composition of the Nikkei Index Constituent Stocks except when a Nikkei Index Constituent Stock is deleted in accordance with the following criteria.

Any Nikkei Index Constituent Stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Index Constituent Stocks: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock because of excess debt of the issuer or because of any other reason; transfer of the Nikkei Index Constituent Stock to the "Kanri Post" (Post for stocks under supervision); transfer of the stock to the "Seiri Post" (the Liquidation Post); or transfer of the Nikkei Index Constituent Stock to the Second Section of the TSE. In addition, Nikkei Index Constituent Stocks with relatively low liquidity, based on trading volume and price fluctuation over the past five years, may be deleted by the Nikkei Index Sponsor. Upon deletion of a Nikkei Index Constituent Stock from the Nikkei Index Constituent Stocks, the Nikkei Index Sponsor will select, in accordance with certain criteria established by it, a replacement for the deleted Index Constituent Stock. Until such replacement, the Nikkei Index will be calculated with the Nikkei Index Constituent Stocks less the deleted Index Constituent Stock.

A list of the issuers of the Nikkei Index Constituent Stocks is available from the NKS Economic Electronic Databank System and from the Nikkei Index Sponsor directly. The Nikkei Index Sponsor may delete, add or substitute any stock underlying the Nikkei Index.

THE TOKYO STOCK EXCHANGE

The TSE is one of the world's largest securities exchanges in terms of market capitalization. Trading hours for TSE-listed stocks are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to time zone differences, on any normal trading day, the TSE will close before the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei Index on any particular business day will generally be available in the United States by the opening of business on that business day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special offer quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei Index may be limited by price limitations, special quotes or by suspension of trading on Nikkei Index Constituent Stocks, and these limitations may, in turn, adversely affect the value of the Notes.

THE NIKKEI(R) 225 INDEX
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HISTORICAL CLOSING LEVELS OF THE NIKKEI INDEX

Since its inception, the Nikkei Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Nikkei Index during any period shown below is not an indication that the value of the Nikkei Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the Nikkei Index do not give any indication of the future performance of the Nikkei Index. UBS cannot make any assurance that the future performance of the Nikkei Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Nikkei Index as of April 21, 2006 was 17403.96. The actual Index starting level will be the closing level of the Index on the trade date.

The following graph sets forth the historical performance of the Nikkei Index from December 31, 1987 through April 21, 2006.

                                  [BAR CHART]

  [The following table was depicted as a bar chart in the printed materials.]

                         Date        Px Last
                         1987        22741.8
                                     22788.4
                                     24312.6
                                     25724.3
                                     26828.7
                                     27431.7
                                     27889.2
                                       27677
                                     27963.5
                                     27581.3
                                     27430.4
                                       28732
                         1988        29725.2
                                       31144
                                     32005.1
                                     31955.5
                                     33226.2
                                     33989.3
                                     33373.6
                                     33843.3
                                     34808.4
                                     34649.1
                                     35323.4
                                     36038.6
                         1989          38130
                                     37404.8
                                     36517.8
                                     32305.8
                                     29237.1
                                     31826.8
                                     32364.8
                                     32170.5
                                     26908.8
                                     23935.7
                                     23816.8
                                     23468.1
                         1990        23740.5
                                     23321.2
                                     25219.2
                                     26458.2
                                     26469.6
                                     25848.8
                                       24534
                                     23226.7
                                       22730
                                       23039
                                     24631.8
                                     23795.8
                         1991        22304.1
                                       21857
                                     21412.6
                                     20350.7
                                     17593.1
                                     18335.7
                                     16948.1
                                     16278.1
                                     15790.2
                                     18202.8
                                     17174.5
                                     16819.6
                         1992        17390.4
                                     16658.8
                                     17036.3
                                     18038.6
                                     19991.6
                                     20631.5
                                     20111.4
                                     19980.7
                                     20623.3
                                     20614.6
                                       20128
                                     17965.4
                         1993        17263.2
                                     18661.1
                                       19698
                                     20021.7
                                     19807.6
                                     20303.2
                                     21014.8
                                     20548.8
                                     20603.5
                                     19934.9
                                     19851.6
                                     19277.3
                         1994        19299.5
                                     18948.4
                                       18065
                                     16447.6
                                     16322.1
                                     16265.9
                                     15039.4
                                     16188.7
                                     17410.7
                                     18097.2
                                     17951.7
                                     18109.4
                         1995        19417.9
                                     20497.2
                                     20628.7
                                     20424.3
                                     21828.7
                                     21770.7
                                     22185.5
                                     21558.5
                                     20870.3
                                     20823.6
                                     21118.9
                                     21040.8
                         1996        20147.3
                                     18050.4
                                     18575.6
                                     18244.1
                                       18178
                                     20045.9
                                     20505.5
                                     20148.1
                                     19090.7
                                     18248.4
                                     17274.8
                                     16103.4
                         1997        15917.1
                                     15929.7
                                     16797.7
                                     16840.3
                                     15941.3
                                     15514.3
                                     15231.3
                                     16370.2
                                       15244
                                     14140.7
                                     13486.9
                                     14525.9
                         1998        14295.8
                                     13831.8
                                     14180.2
                                       15418
                                     16677.6
                                       16520
                                       17136
                                     17983.7
                                     17670.3
                                     17530.9
                                     17679.6
                                     18443.7
                         1999        18405.1
                                     18941.6
                                     19685.5
                                     19834.7
                                     19517.7
                                       17040
                                     16969.3
                                     16959.9
                                     16329.9
                                     16168.3
                                     15311.7
                                     14760.9
                         2000        14409.7
                                       13721
                                     13266.3
                                     12708.5
                                     13411.8
                                     13975.5
                                     12974.9
                                     12151.1
                                     11576.2
                                     9996.83
                                     10438.9
                                     10511.2
                         2001        10496.2
                                     10300.8
                                     9981.65
                                     11448.8
                                     11384.5
                                     11709.6
                                     10965.9
                                     10352.3
                                      9751.2
                                     9354.01
                                      8792.5
                                     8700.33
                         2002        8692.94
                                     8570.73
                                     8538.47
                                     8169.75
                                     7909.39
                                     8132.36
                                     8895.71
                                      9676.3
                                     9884.59
                                     10649.9
                                     10717.1
                                     10205.3
                         2003          10296
                                     10892.8
                                     10631.9
                                     11441.1
                                     11960.8
                                     11037.5
                                     11527.7
                                     11388.6
                                     10989.3
                                     11079.4
                                     11012.9
                                       10973
                         2004        11061.3
                                     11394.8
                                     11545.3
                                     11809.4
                                     11395.6
                                     11082.4
                                     11402.8
                                     11716.9
                                       12205
                                     12979.4
                                     13392.8
                                       14368
                                     15650.8
                                     16085.5
                                     16187.6
                                     16311.5
                         2005          17404

SOURCE: BLOOMBERG L.P.

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the Nikkei Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the Nikkei Index in connection with the issuance of certain securities, including the Notes. We are not affiliated with the Nikkei Index Sponsor; the only relationship between the Nikkei Index Sponsor and us is the licensing of the use of the Nikkei Index and trademarks relating to the Nikkei Index.

The Nikkei Index Sponsor is under no obligation to continue the calculation and dissemination of the Nikkei Index. The Notes are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor. No inference should be drawn from the information contained in this prospectus supplement that the Nikkei Index Sponsor makes any representation or warranty, implied or express, to us, any holder of the Notes or any member of the public regarding the advisability of investing in securities generally, or in the Notes in particular, or the ability of the Nikkei Index to track general stock market performance.

The Nikkei Index Sponsor determines, composes and calculates the Nikkei Index without regard to the Notes. The Nikkei Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest, in the Notes in determining, composing or calculating the Nikkei Index. The

THE NIKKEI(R) 225 INDEX
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Nikkei Index Sponsor is not responsible for, and has not participated in the determination of, the terms, prices or amount of the Notes and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the Notes payable at maturity. The Nikkei Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Notes.

The Nikkei Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei Index or the manner in which the Nikkei Index is applied in determining any initial Nikkei Index Starting Level or Nikkei Index Ending Level or any amount payable upon maturity of the Notes.

THE NIKKEI INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY OR THE COMPLETENESS OF THE NIKKEI INDEX OR ANY DATA INCLUDED IN THE NIKKEI INDEX. THE NIKKEI INDEX SPONSOR ASSUMES NO LIABILITY FOR ANY ERRORS OR OMISSIONS.

"Nikkei(R)" is a trademark of the Nikkei Index Sponsor and has been licensed for use by UBS. The Notes are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor, and the Nikkei Index Sponsor makes no representation regarding the advisability of investing in the Notes.

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VALUATION OF THE NOTES

AT MATURITY. Your cash payment at maturity is based on the Index Return. If the Index Return is positive, the Index Return will be tripled, subject to a maximum gain on the Notes of between 34.5% to 38.5% (to be determined on the trade date). Therefore, the maximum payment at maturity for each $10.00 principal amount of the Notes will be $__. The Notes are fully exposed to any decline in the level of the Index and a negative Index Return will reduce your cash payment at maturity below your principal amount. You may lose some or all of your investment if the Index level declines. For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-3 and "Specific Terms of the Notes--Payment at Maturity" on page S-17.

PRIOR TO MATURITY. You should understand that the market value of the Notes will be affected by several factors, many of which are beyond our control. We expect that, generally, the level of the Index on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include, but are not limited to, supply and demand for Notes, the volatility of the Japanese yen/U.S. dollar exchange rate, the volatility of the Index, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-6 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

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SPECIFIC TERMS OF THE NOTES

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. References to "Index" mean the Nikkei(R) 225 Index.

COUPON

We will not pay you interest during the term of the Notes.

DENOMINATION

Your minimum investment is 100 Notes at a principal amount of $10.00 per Note (a minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

PAYMENT AT MATURITY

You will receive a cash payment at maturity that is based on the Index Return. If the Index Return is positive, the Index Return will be tripled, subject to a maximum gain on the Notes of between 34.5% to 38.5% (to be determined on the trade date). Therefore, the maximum payment at maturity for each $10 principal amount of the Notes will be $__. The Notes are fully exposed to any decline in the level of the Index and a negative Index Return will reduce your cash payment at maturity below the principal amount of your Notes. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX LEVEL DECLINES.

For each $10 principal amount of the Notes, we will pay you in cash an amount equal to $10 plus the Adjusted Index Return multiplied by $10.

The "Index Return" will be the difference between the closing level of the Index on the final valuation date and on the trade date, expressed as a percentage and calculated as follows:

                        Index ending level - Index starting level
        Index Return =  -----------------------------------------
                                Index starting level

where the "Index starting level" is __, the closing level of the Index on the trade date and the "Index ending level" is the closing level of the Index on the final valuation date.

SPECIFIC TERMS OF THE NOTES
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The "Adjusted Index Return" will be based on the Index Return, which may be positive or negative. If the Index Return is positive, it will be tripled to calculate the Adjusted Index Return, subject to a maximum gain on the Notes of between 34.5% to 38.5%. If the Index Return is zero or negative, the Adjusted Index Return will be equal to the Index Return.

The payment at maturity for each Note will be calculated as follows:

      Payment at maturity = principal amount of the Note + (principal amount of the Note x Adjusted Index Return)

See "What are the steps to calculate payment at maturity?" on page S-3.

MATURITY DATE

The maturity date will be on or about November 30, 2007 (a term of 18 months), unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date will be on or about November 26, 2007, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than 10 business days.

MARKET DISRUPTION EVENT

The calculation agent will determine the Index ending level on the final valuation date. As described above, the final valuation date may be postponed, and thus the determination of the Index ending level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Index ending level be postponed by more than ten business days.

If the determination of the Index ending level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index ending level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index ending level that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in a material number of Index Constituent Stocks for more than two hours or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

> a suspension, absence or material limitation of trading in option or futures contracts relating to the Index or a material number of Index Constituent Stocks in the primary market for those contracts

SPECIFIC TERMS OF THE NOTES
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for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

> the Index is not published, as determined by the calculation agent in its sole discretion; or

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging."

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent Stocks.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to the Index or any Index Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "Description of Debt Securities We May Offer--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount, in U.S. Dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

SPECIFIC TERMS OF THE NOTES
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> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>     no quotation of the kind referred to above is obtained; or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business days objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency; or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE INDEX; ALTERATION OF METHOD OF
CALCULATION

If the Index Sponsor discontinues publication of the Index and they or any other person or entity publish a substitute index that the calculation agent determines is comparable to the Index and approves as a successor index then the calculation agent will determine the Index Return, Index starting level, Index ending level and the amount payable at maturity by reference to such successor index.

SPECIFIC TERMS OF THE NOTES
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If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index on any date when the value of the Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or another index and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

If the calculation agent determines that the securities included in the Index or the method of calculating the Index has been changed at any time in any respect--including any addition, deletion or substitution and any reweighting or rebalancing of the Index Constituent Stocks and whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the Index Constituent Stocks or their issuers or is due to any other reason--that causes the Index not to fairly represent the value of the Index had such changes not been made or that otherwise affects the calculation of the Index Return, Index starting level, Index ending level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the Index that it believes are appropriate to ensure that the Index Return used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to the Index Return, Index starting level, Index ending level, the amount payable at maturity or otherwise relating to the level of the Index may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean any day that is a business day of the kind described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "--Maturity Date" and "--Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the default amount, the Index Return, the Index starting level, the Index ending level and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

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USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options or futures on Index Constituent Stocks or listed and/or over-the-counter options, futures or exchange-traded funds on the Index prior to or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

> acquire or dispose of long or short positions of securities of issuers of the Index Constituent Stocks;

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or the value of the Index Constituent Stocks;

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks; or

>     any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the Index Constituent Stocks, listed or over-the-counter options or futures on Index Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or indices designed to track the performance of the Index or other components of the Japanese equity markets.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-6 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

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CAPITALIZATION OF UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF DECEMBER 31, 2005                                  CHF                 USD
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                                                            (IN MILLIONS)
Debt
  Debt issued(1) ...............................     270,434             205,663
                                                     -------             -------
  Total Debt ...................................     270,434             205,663
Minority Interest(2) ...........................       7,619               5,794
Shareholders' Equity ...........................      44,324              33,708
                                                     -------             -------
Total capitalization ...........................     322,377             245,165
                                                     =======             =======

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(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION BASED ON THE REMAINING MATURITIES.
(2)   INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.76049.

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SUPPLEMENTAL TAX CONSIDERATIONS

THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES FEDERAL AND SWISS TAX CONSIDERATIONS RELATING TO THE NOTES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF SWITZERLAND AND THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE NOTES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus).

In the opinion of our counsel, Sullivan & Cromwell LLP, the Notes should be treated as a pre-paid derivative contract with respect to the Index and the terms of the Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat the Notes for all tax purposes in accordance with such characterization. If the Notes are so treated, you should recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Notes will generally begin on the date after the issue date (I.E., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

ALTERNATIVE TREATMENTS. Alternatively, it is possible that the Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

If the Notes are treated as a contingent debt instrument and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

SUPPLEMENTAL TAX CONSIDERATIONS
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Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of the Notes should be treated as ordinary gain or loss. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL

Under present Swiss law, repayment of principal of the Notes by us is not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION

Under present Swiss law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES

There is no tax liability in Switzerland in connection with the issue, turnover and redemption of the Notes. However, the Notes sold through a bank or other securities dealer resident in Switzerland or Liechtenstein might be subject to Securities Turnover Tax.

RESIDENTS OF SWITZERLAND

If you are a Swiss resident investor and hold the Notes in your private property, you may treat any gain or loss realized upon the sale, redemption or repayment of the Notes as a tax-free capital gain or a non-deductible loss, respectively; provided, however, that you may have to report any element of adjustment for stock dividends or extraordinary dividends on the Index included in the payment received from us at maturity as taxable investment income. If you are qualified as a professional dealer of securities for Swiss income tax purposes, you will have to include in taxable income capital gains, and may deduct capital losses realized upon the sale, redemption or repayment of the Notes. If you are a Swiss resident investor holding the Notes in your business property or a foreign resident investor who holds the Notes through a permanent establishment within Switzerland, you must include income received and gains or losses realized in respect of the Notes in your taxable net income.

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ERISA CONSIDERATIONS

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

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SUPPLEMENTAL PLAN OF DISTRIBUTION

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to __% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless stated otherwise in the confirmation of sale delivered by UBS or its agent, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Notes against payment for the Notes on or about the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ..........................................     S-1
Risk Factors ...........................................................     S-6
The Nikkei(R) 225 Index ................................................    S-12
Valuation of the Notes .................................................    S-16
Specific Terms of the Notes ............................................    S-17
Use of Proceeds and Hedging ............................................    S-22
Capitalization of UBS ..................................................    S-23
Supplemental Tax Considerations ........................................    S-24
ERISA Considerations ...................................................    S-26
Supplemental Plan of Distribution ......................................    S-27

PROSPECTUS

Introduction ...........................................................       3
Cautionary Note Regarding Forward-Looking Information ..................       5
Incorporation of Information About UBS AG ..............................       7
Where You Can Find More Information ....................................       8
Presentation of Financial Information ..................................       9
Limitations on Enforcement of U.S. Laws Against UBS AG, Its
  Management and Others ................................................      10
Capitalization of UBS ..................................................      10
UBS ....................................................................      11
Use of Proceeds ........................................................      13
Description of Debt Securities We May Offer ............................      14
Description of Warrants We May Offer ...................................      36
Legal Ownership and Book-Entry Issuance ................................      53
Considerations Relating to Indexed Securities ..........................      59
Considerations Relating to Securities Denominated or Payable in or
  Linked to a Non-U.S. Dollar Currency .................................      62
U.S. Tax Considerations ................................................      65
Tax Considerations Under the Laws of Switzerland .......................      76
ERISA Considerations ...................................................      78
Plan of Distribution ...................................................      79
Validity of the Securities .............................................      82
Experts ................................................................      82

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[LOGO OF UBS]

ENHANCED
APPRECIATION
SECURITIES

UBS AG $__ NOTES
LINKED TO THE NIKKEI(R) 225 INDEX
DUE ON OR ABOUT NOVEMBER 30, 2007

PROSPECTUS SUPPLEMENT

MAY __, 2006
(TO PROSPECTUS DATED MARCH 27, 2006)

UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.